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                                                                    Exhibit 4(a)

                             AMENDMENT NO. 1 TO THE
                           FIVE-YEAR CREDIT AGREEMENT

                                                      Dated as of March 31, 2001

                  AMENDMENT NO. 1 TO THE FIVE-YEAR CREDIT AGREEMENT among POLYONE CORPORATION, an Ohio corporation (the "COMPANY"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS") and CITICORP USA, INC., as administrative agent (the "AGENT") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Company, the Lenders and the Agent have entered into a Five-Year Credit Agreement dated as of October 30, 2000, and the Letter Waiver thereto dated as of March 31, 2001 (such Credit Agreement, as so modified, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Company and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

                  (a) The definition of "APPLICABLE MARGIN" in Section 1.01 is amended by adding at the end thereof the following proviso:

         PROVIDED, that from March 31, 2001 until the date on which the Company delivers to the Agent a Consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such quarter, duly certified (subject to year end audit adjustments) by the chief financial officer or the controller of the Company as having been prepared in accordance with generally accepted accounting principles, together with a certificate of said officer setting forth in reasonable detail the calculations necessary to demonstrate that the Borrowed Debt/EBITDA Ratio for the fiscal period then ended is not more than 3.50:1.0, the Applicable Margin shall be result of 1.750% per annum minus the sum of the Applicable Percentage and, if applicable, the Applicable Utilization Fee.

                  (b) The definition of "Borrowed Debt/EBITDA Ratio" in Section
1.01 is amended by adding the phrase "including their pro rata share of Sunbelt" immediately before the phrase "on a Consolidated basis as of such date" in clause (a) thereof.

                  (c) The definition of "EBITDA" in Section 1.01 is amended by restating clause (e) in full to read as follows:


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

                  (e) non-cash extraordinary or unusual losses deducted in calculating net income and resulting from business rationalizations and facility closures in an aggregate amount from the date hereof not to exceed $50,000,000 less non-cash extraordinary or unusual gains added in calculating net income, PROVIDED, that for the calendar year 2001, such amount included in this clause (e) for extraordinary and unusual losses resulting from business rationalizations and facility closures shall include cash charges for such losses in an aggregate amount not to exceed $14,800,000 in each case determined in accordance with GAAP for such period.

                  (d) The definition of "Interest Coverage Ratio" in Section
1.01 is amended by deleting the phrase "including their pro rata share of Sunbelt" in both clause (a) and clause (b) thereof and substituting therefor the phrase "including, at any time after demand for performance of the Company's guaranty of the obligations of Sunbelt has been made, their pro rata share of Sunbelt".

                  (e) A new Section 5.02(d) is added to read as follows:

                  (d) STOCK REPURCHASES. Purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock now or hereafter outstanding, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock in the Company, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, the Company may purchase, redeem, retire, defease or otherwise acquire shares of its capital stock if at the time of such acquisition the Borrowed Debt/EBITDA Ratio (determined as of the most recently ended fiscal period as set forth below) is equal to or not greater than 3.50:1.0 and, if the Borrowed Debt/EBITDA Ratio (determined as of the most recently ended fiscal period as set forth below) is greater than 3.50:1.0, for an aggregate consideration from and after March 31, 2001 not to exceed $1,500,000 PROVIDED, that the Company may purchase shares of its capital stock in connection with the termination of (x) The Geon Company Share Ownership Trust created pursuant to the Trust Agreement dated May 5, 2000 between The Geon Company and W. David Wilson, as trustee, and (y) the M.A. Hanna Associates Ownership Trust created pursuant to the Trust Agreement dated September 12, 1991 between M.A. Company and Wachovia Bank of North Carolina, N.A., as trustee. For purposes of this Section 5.02(d), the Borrowed Debt/EBITDA Ratio shall be determined as of the date on which the Company delivers to the Agent a Consolidated balance sheet of the Company and is Subsidiaries as of the end of a fiscal quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such quarter, duly certified (subject to year end audit adjustments) by the chief financial officer or the controller of the Company as having been prepared in accordance with generally accepted accounting principles, together with a certificate of said officer setting forth in reasonable detail the calculations necessary to demonstrate the Borrowed Debt/EBITDA Ratio for the fiscal period then ended.

                  (f) Section 5.03(a) is amended in full to read as follows:



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                  (a) INTEREST COVERAGE RATIO. Maintain an Interest Coverage
         Ratio during each fiscal quarter set forth below of not less than the ratio set opposite such fiscal period:

                            Fiscal Quarter Ended                        Ratio

                  On or before December 31, 2000                       4.50 : 1
                  March 31, 2001                                       3.25 : 1
                  June 30, 2001                                        2.75 : 1
                  September 30, 2001                                   3.00 : 1
                  December 31, 2001                                    3.25 : 1
                  March 31, 2002 and thereafter                        4.50 : 1


                  (g) Section 5.03(b) is amended in full to read as follows:

                  (b) BORROWED DEBT/EBITDA RATIO. Maintain a Borrowed Debt/EBITDA Ratio during each fiscal quarter set forth below of not more than the ratio set opposite such fiscal period:

                            Fiscal Quarter Ended                        Ratio
                  On or before December 31, 2000                       3.50 : 1
                  March 31, 2001                                       4.00 : 1
                  June 30, 2001                                        4.50 : 1
                  September 30, 2001                                   4.25 : 1
                  December 31, 2001                                    3.50 : 1
                  March 31, 2002 and thereafter                        3.50 : 1


                  SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written when, and only when, on or before April 27, 2001 the Agent shall have received (a) an amendment fee, for the account of the Lenders approving this Amendment in an amount equal to 0.25% of their respective Commitments and (b) counterparts of this Amendment executed by the Company and the Required Lenders or, as to any of the


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Lenders, advice satisfactory to the Agent that such Lender has executed this
Amendment. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

                  (b) The execution, delivery and performance by the Company of this Amendment and the Credit Agreement and the Notes to be delivered to it, as amended hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Company's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Company.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of this Amendment or the Credit Agreement or the Notes to be delivered by it, as amended hereby, to which it is or is to be a party.

                  (d) This Amendment has been duly executed and delivered by the Company. This Amendment and the Credit Agreement and the Notes to be delivered by the Company, as amended hereby, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  (e) To the best of the Company's knowledge, there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement and the Notes to be delivered by the Company, as amended hereby, and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) to the Credit Agreement.

                  SECTION 4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE NOTES. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof"



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                  or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                  SECTION 5. COSTS AND EXPENSES. The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement

                  SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                      POLYONE CORPORATION

                      By
                            ---------------------------------------------------
                            Title:

                      CITICORP USA, INC.,
                      as Agent and as Lender

                      By
                            ---------------------------------------------------
                            Title:


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                      BANK ONE, MICHIGAN

                      By
                            ---------------------------------------------------
                            Title:

                      DEUTSCHE BANK AG NEW YORK AND/OR
                      CAYMAN ISLANDS BRANCH

                      By
                            ---------------------------------------------------
                            Title:


                      By
                            ---------------------------------------------------
                            Title:

                      KEYBANK NATIONAL ASSOCIATION

                      By
                            ---------------------------------------------------
                            Title:

                      ABN AMRO BANK, N.V.

                      By
                            ---------------------------------------------------
                            Title:


                      By
                            ---------------------------------------------------
                            Title:

                      BANK OF AMERICA, N.A.

                      By
                            ---------------------------------------------------
                            Title:

                      COMERICA BANK

                      By
                            ---------------------------------------------------
                            Title:

                      MELLON BANK, N.A.

                      By
                            ---------------------------------------------------
                            Title:


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

                      MORGAN GUARANTY TRUST COMPANY OF
                      NEW YORK

                      By
                            ---------------------------------------------------
                            Title:

                      NATIONAL CITY BANK

                      By
                            ---------------------------------------------------
                            Title:

                      SCOTIABANC, INC.

                      By
                            ---------------------------------------------------
                            Title:

                      THE BANK OF NEW YORK

                      By
                            ---------------------------------------------------
                            Title:






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